HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
April 25, 2007

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to nine separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•  Offering Period End Date: April 25, 2007 at 2:00 pm, New York City time
•  Initial Public Offering Price: 100 per cent
•  Initial Valuation Date: April 25, 2007
•  Issue Date: April 30, 2007
•  Maturity Date: 3 business days after the final valuation date

•  Interest Payment Dates: On the 30th calendar day of each month following the issue date (except for any month where such day does not exist in which case the interest payment date will be the last calendar day of such month, or if that day is not a business day, the following business day), commencing on May 30, 2007 and ending on the maturity date.
•  Listing: The notes will not be listed on any U.S. Securities exchange or quotation system

Reference Asset/ Reference Issuer (TICKER)	Page Number	Interest Rate (per Annum)	Initial Price	Barrier Price	Principal Amount	Agent’s Discount or Commission Per Note / Total(1)	Proceeds to Us Per Note / Total	CUSIP / ISIN	Final valuation date
SUNTECH POWER HOLDINGS CO., LTD.-ADS (STP)	PR-7	14.00%	$38.59	$28.94	$196,000	2.50% / $4,900.00	97.50% / $191,100.00	40428H JR4 / US40428HJR49	October 25, 2007
SOUTHWESTERN ENERGY COMPANY (SWN)	PR-8	13.15%	$44.07	$37.46	$100,000	2.50% / $2,500.00	97.50% / $97,500.00	40428H JS2 / US40428HJS22	October 25, 2007
ARCH COAL, INC. (ACI)	PR-9	11.50%	$37.40	$29.92	$446,000	2.50% / $11,150.00	97.50% / $434,850.00	40428H JT0 / US40428HJ05	October 25, 2007
CIENA CORPORATION (CIEN)	PR-10	11.50%	$30.22	$22.67	$105,000	2.50% / $2,625.00	97.50% / $102,375.00	40428H JU7 / US40428HJU77	October 25, 2007
GOLDCORP INC. (GG)	PR-11	11.20%	$25.37	$20.30	$266,000	3.00% / $7,980.00	97.00% / $258,020.00	40428H JV5 / US40428HJV50	April 25, 2008
THE GOODYEAR TIRE & RUBBER COMPANY (GT)	PR-12	11.00%	$32.44	$25.95	$116,000	3.00% / $3,480.00	97.00% / $112,520.00	40428H JW3 / US40428HJW34	April 25, 2008
SOTHEBY’S (BID)	PR-13	10.25%	$51.80	$41.44	$100,000	3.00% / $3,000.00	97.00% / $97,000.00	40428H JX1 / US40428HJX17	April 25, 2008
ALLEGHENY TECHNOLOGIES INCORPORATED (ATI)	PR-14	10.00%	$112.89	$84.67	$100,000	3.00% / $3,000.00	97.00% / $97,000.00	40428H JY9 / US40428HJY99	April 25, 2008
LYONDELL CHEMICAL COMPANY (LYO)	PR-15	10.00%	$32.69	$26.15	$167,000	3.00% / $5,010.00	97.00% / $161,990.00	40428H JZ6 / US40428HJZ64	April 25, 2008
(1) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

See “Risk Factors” in this pricing supplement beginning on page PR-4, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. April 25, 2007

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES OFFERED	MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Reverse Convertible Notes linked to STP due October 30, 2007	$196,000	$6.02
Reverse Convertible Notes linked to SWN due October 30, 2007	$100,000	$3.07
Reverse Convertible Notes linked to ACI due October 30, 2007	$446,000	$13.69
Reverse Convertible Notes linked to CIEN due October 30, 2007	$105,000	$3.22
Reverse Convertible Notes linked to GG due April 30, 2008	$266,000	$8.17
Reverse Convertible Notes linked to GT due April 30, 2008	$116,000	$3.56
Reverse Convertible Notes linked to BID due April 30, 2008	$100,000	$3.07
Reverse Convertible Notes linked to ATI due April 30, 2008	$100,000	$3.07
Reverse Convertible Notes linked to LYO due April 30, 2008	$167,000	$5.13

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

TABLE OF CONTENTS

Page

GENERAL TERMS	PR-4

RISK FACTORS	PR-4

SUMMARY	PR-4

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PR-5

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION	PR-6

GENERAL TERMS

This pricing supplement relates to nine separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page PR-4 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset falls below the barrier price on any day, but the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page PR-5 of this pricing supplement and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances Notes with an initial maturity of one year may be outstanding for more than one year, it is possible that the Deposits associated with these Notes may not be treated as short-term obligations. In that event, Notes with an initial maturity of one year would be described in “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through March 30, 2007 and for the period from April 2, 2007 through April 25, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES
The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•  If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;
•  If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or
•  If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

SUNTECH POWER HOLDINGS CO., LTD.-ADS
(STP)

Description of SUNTECH POWER HOLDINGS CO., LTD. (STP)

According to publicly available information, Suntech Power Holdings Co., Ltd. (“Suntech”), through its subsidiaries, principally engages in the design, development, manufacturing, and marketing of photovoltaic (PV) cells and modules. Suntech also provides PV system integration services in China. Suntech’s products are used to provide electric power for residential, commercial, industrial, and public utility applications in various markets worldwide. Suntech sells its products to distributors, engineering design firms, system integrators, and other value-added resellers, as well as integrated manufacturers of PV products. Suntech was founded in 2001 by Zhengrong Shi and is headquartered in Wuxi, China. The American depository shares of Suntech started trading on the New York Stock Exchange on December 13, 2005; therefore, the historical prices of Suntech commenced on and from December 13, 2005.

Suntech’s SEC file number is 001-32689.

Historical Performance of Suntech

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	28.30	15.00	27.25
March 31, 2006	45.95	25.50	36.99
June 30, 2006	41.50	21.40	28.25
September 29, 2006	32.71	21.57	25.83
December 29, 2006	34.95	23.15	34.01
March 30, 2007	40.49	31.61	34.61
April 2, 2007 - April 25, 2007	39.04	33.93	38.59

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.10 per cent constitutes interest on the Deposit and 8.90 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Suntech

Initial Price:	USD 38.59

Barrier Price:	USD 28.94

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	25 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes		Investment in the Reference Asset
+	100%	7.00%		100.00%
+	90%	7.00%		90.00%
+	80%	7.00%		80.00%
+	70%	7.00%		70.00%
+	60%	7.00%		60.00%
+	50%	7.00%		50.00%
+	40%	7.00%		40.00%
+	30%	7.00%		30.00%
+	20%	7.00%		20.00%
+	10%	7.00%		10.00%
	0%	7.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.00%	7.00%	-10.00%
-	20%	-13.00%	7.00%	-20.00%
-	30%	-23.00%	N/A	-30.00%
-	40%	-33.00%	N/A	-40.00%
-	50%	-43.00%	N/A	-50.00%
-	60%	-53.00%	N/A	-60.00%
-	70%	-63.00%	N/A	-70.00%
-	80%	-73.00%	N/A	-80.00%
-	90%	-83.00%	N/A	-90.00%
-	100%	-93.00%	N/A	-100.00%

Southwestern Energy Company (SWN)

Description of Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (“Southwestern”), through its subsidiaries, engages in the exploration and production of natural gas principally in the Arkoma Basin, east Texas, the Permian Basin, and the onshore Gulf Coast. Southwestern operates through three segments: Exploration and Production, Midstream Services, and Natural Gas Distribution. Exploration and Production segment engages in the exploration, development, and production of natural gas and oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. It primarily engages in conventional drilling in the Arkansas part of the Arkoma Basin and the drilling program for the Fayetteville Shale play; and development, drilling, and exploration in the Arkoma Basin, Texas, and New Mexico. The segment also has interests in properties in the Permian Basin of Texas, as well as operates drilling rigs in the Fayetteville Shale play and in east Texas. As of December 31, 2006, Southwestern’s estimated proved natural gas and oil reserves were approximately 1,026 Bcfe of gas.

Southwestern’s SEC file number is 001-08246 .

Historical Performance of Southwestern

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	3.20	2.40	3.15
June 28, 2002	3.81	3.10	3.80
September 30, 2002	3.81	2.38	3.00
December 31, 2002	3.11	2.57	2.86
March 31, 2003	3.31	2.73	3.28
June 30, 2003	4.09	3.18	3.75
September 30, 2003	4.64	3.56	4.53
December 31, 2003	6.37	4.53	5.98
March 31, 2004	6.21	4.83	6.03
June 30, 2004	7.23	5.90	7.17
September 30, 2004	10.71	7.27	10.50
December 31, 2004	13.86	10.10	12.67
March 31, 2005	15.77	11.02	14.19
June 30, 2005	23.87	13.44	23.49
September 30, 2005	37.44	24.00	36.70
December 30, 2005	41.80	31.16	35.94
March 31, 2006	44.28	28.87	32.19
June 30, 2006	41.17	23.66	31.16
September 29, 2006	39.00	27.75	29.87
December 29, 2006	42.96	27.23	35.05
March 30, 2007	41.64	31.14	40.98
April 2, 2007 - April 25, 2007	45.11	40.75	44.07

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.15 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.10 per cent constitutes interest on the Deposit and 8.05 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Southwestern

Initial Price:	USD 44.07

Barrier Price:	USD 37.46

Interest Rate:	13.15 per cent per annum

Physical Delivery Amount:	22 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes		Investment in the Reference Asset
+	100%	6.575%		100.00%
+	90%	6.575%		90.00%
+	80%	6.575%		80.00%
+	70%	6.575%		70.00%
+	60%	6.575%		60.00%
+	50%	6.575%		50.00%
+	40%	6.575%		40.00%
+	30%	6.575%		30.00%
+	20%	6.575%		20.00%
+	10%	6.575%		10.00%
	0%	6.575%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.425%	6.575%	-10.00%
-	20%	-13.425%	N/A	-20.00%
-	30%	-23.425%	N/A	-30.00%
-	40%	-33.425%	N/A	-40.00%
-	50%	-43.425%	N/A	-50.00%
-	60%	-53.425%	N/A	-60.00%
-	70%	-63.425%	N/A	-70.00%
-	80%	-73.425%	N/A	-80.00%
-	90%	-83.425%	N/A	-90.00%
-	100%	-93.425%	N/A	-100.00%

ARCH COAL, INC. (ACI)

Description of ARCH COAL, INC.

According to publicly available information, Arch Coal, Inc. (“Arch Coal”) engages in mining, processing, and marketing bituminous and sub-bituminous coal with low sulfur content in the United States. As of December 31, 2006, Arch Coal operated 21 active mines; and owned or controlled approximately 2.9 billion tons of proven and probable recoverable reserves. Arch Coal’s mines are located in southern West Virginia, eastern Kentucky, Virginia, Wyoming, Colorado, and Utah. Arch Coal sells its coal to producers of electric power, steel producers, and industrial facilities. Arch Coal, formerly known as Arch Mineral Corporation, was founded in 1969 and is headquartered in St. Louis, Missouri.

Arch Coal’s SEC file number is 001-13105.

Historical Performance of Arch Coal

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	12.06	8.88	10.69
June 28, 2002	12.63	10.00	11.36
September 30, 2002	11.355	7.15	8.28
December 31, 2002	11.50	7.17	10.80
March 31, 2003	11.25	8.08	9.51
June 30, 2003	12.28	8.59	11.49
September 30, 2003	11.80	9.56	11.11
December 31, 2003	16.10	11.03	15.59
March 31, 2004	16.45	13.10	15.70
June 30, 2004	18.50	13.87	18.30
September 30, 2004	18.47	15.05	17.75
December 31, 2004	19.5	15.93	17.77
March 31, 2005	23.77	16.60	21.51
June 30, 2005	27.88	20.15	27.24
September 30, 2005	34.97	25.14	33.75
December 30, 2005	41.10	30.50	39.75
March 31, 2006	44.15	34.30	37.97
June 30, 2006	56.45	37.10	42.37
September 29, 2006	44.13	25.88	28.91
December 29, 2006	37.03	25.85	30.03
March 30, 2007	33.79	27.18	30.69
April 2, 2007 - April 25, 2007	38.00	30.33	37.40

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.10 per cent constitutes interest on the Deposit and 6.40 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Arch Coal

Initial Price:	USD 37.40

Barrier Price:	USD 29.92

Interest Rate:	11.50 per cent per annum

Physical Delivery Amount:	26 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes		Investment in the Reference Asset
+	100%	5.75%		100.00%
+	90%	5.75%		90.00%
+	80%	5.75%		80.00%
+	70%	5.75%		70.00%
+	60%	5.75%		60.00%
+	50%	5.75%		50.00%
+	40%	5.75%		40.00%
+	30%	5.75%		30.00%
+	20%	5.75%		20.00%
+	10%	5.75%		10.00%
	0%	5.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.25%	5.75%	-10.00%
-	20%	-14. 25%	5.75%	-20.00%
-	30%	-24.25%	N/A	-30.00%
-	40%	-34.25%	N/A	-40.00%
-	50%	-44.25%	N/A	-50.00%
-	60%	-54.25%	N/A	-60.00%
-	70%	-64.25%	N/A	-70.00%
-	80%	-74.25%	N/A	-80.00%
-	90%	-84.25%	N/A	-90.00%
-	100%	-94.25%	N/A	-100.00%

Ciena Corporation (CIEN)

Description of Ciena Corporation

According to publicly available information, Ciena Corporation (“Ciena”) supplies communications networking equipment, software, and to telecommunications service providers, cable operators, governments, and enterprises worldwide. Ciena’s product portfolio includes optical networking products, broadband networking products, data networking products, and network and services management software. The optical networking products comprise metro transport and switching products, core transport and switching products, and multiservice optical access products. The broadband networking products allow telecommunications service providers to transition their legacy voice networks to support next-generation services, such as Internet-based telephony, video services and DSL. These products enable telecommunications service providers to offer broadband services over existing copper and fiber access lines. Ciena sells its communications networking equipment, software, and services through its direct sales efforts, as well as through channel relationships.

Ciena’s SEC file number is 000-21969.

Historical Performance of Ciena

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	121.10	49.91	63.00
June 28, 2002	67.34	25.20	29.33
September 30, 2002	44.94	20.37	20.79
December 31, 2002	49.91	16.87	35.98
March 31, 2003	54.18	29.47	30.59
June 30, 2003	42.85	29.34	36.19
September 30, 2003	52.15	34.79	41.02
December 31, 2003	51.11	39.41	45.92
March 31, 2004	56.98	32.90	34.79
June 30, 2004	38.43	21.14	25.9
September 30, 2004	26.04	11.69	13.86
December 31, 2004	24.5	13.58	23.38
March 31, 2005	24.01	11.50	12.04
June 30, 2005	18.55	11.55	14.63
September 30, 2005	19.25	14.28	18.48
December 30, 2005	22.61	15.19	20.79
March 31, 2006	39.34	20.37	36.47
June 30, 2006	37.66	25.69	33.67
September 29, 2006	33.18	23.38	27.25
December 29, 2006	29.73	22.04	27.71
March 30, 2007	32.80	24.75	27.95
April 2, 2007 - April 25, 2007	30.37	27.66	30.22

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.10 per cent constitutes interest on the Deposit and 6.40 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Ciena

Initial Price:	USD 30.22

Barrier Price:	USD 22.67

Interest Rate:	11.50 per cent per annum

Physical Delivery Amount:	33 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes		Investment in the Reference Asset
+	100%	5.75%		100.00%
+	90%	5.75%		90.00%
+	80%	5.75%		80.00%
+	70%	5.75%		70.00%
+	60%	5.75%		60.00%
+	50%	5.75%		50.00%
+	40%	5.75%		40.00%
+	30%	5.75%		30.00%
+	20%	5.75%		20.00%
+	10%	5.75%		10.00%
	0%	5.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.25%	5.75%	-10.00%
-	20%	-14.25%	5.75%	-20.00%
-	30%	-24.25%	N/A	-30.00%
-	40%	-34.25%	N/A	-40.00%
-	50%	-44.25%	N/A	-50.00%
-	60%	-54.25%	N/A	-60.00%
-	70%	-64.25%	N/A	-70.00%
-	80%	-74.25%	N/A	-80.00%
-	90%	-84.25%	N/A	-90.00%
-	100%	-94.25%	N/A	-100.00%

GOLDCORP INC. (GG)

Description of GOLDCORP INC.

According to publicly available information, Goldcorp, Inc. (“Goldcorp”) engages in the acquisition, exploration, development, and operation of precious metal properties in the Americas and Australia. Goldcorp engages in mining and selling gold, silver, and copper. Goldcorp’s operating properties consist of the Red Lake Mine in Canada; the Alumbrera gold/copper mine in Argentina; the Luismin gold/silver mines in Mexico; the Amapari gold mine in Brazil; the Peak gold mine in Australia; and the Wharf gold mine in the United States. Goldcorp also has interests in the Campbell mine and Virginia Gold mines in Canada; the Porcupine and Musselwhite joint ventures in Canada; a 50% interest in the La Coipa gold/silver mine in Chile; and a 40% interest in the Pueblo Viejo development project in the Dominican Republic. Goldcorp primarily develops the Red Lake mine located in Ontario, Canada; the Los Filos gold project in Guerrero state, Mexico; and the Eleonore gold project in Quebec, Canada. In addition, Goldcorp, through its subsidiary, Silver Wheaton Corp., engages in silver mining. Goldcorp was founded in 1954 and is headquartered in Vancouver, Canada.

Goldcorp’s SEC file number is 001-12970.

Historical Performance of Goldcorp

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	9.18	6.02	8.73
June 28, 2002	12.35	7.90	9.95
September 30, 2002	11.88	6.40	11.03
December 31, 2002	13.60	9.28	12.72
March 31, 2003	13.58	9.42	10.61
June 30, 2003	12.76	9.39	12.00
September 30, 2003	15.10	10.92	13.96
December 31, 2003	18.50	13.43	15.95
March 31, 2004	16.59	12.89	14.81
June 30, 2004	15.05	10.11	11.67
September 30, 2004	13.94	10.93	13.86
December 31, 2004	15.79	13.02	15.04
March 31, 2005	15.51	12.85	14.21
June 30, 2005	16.10	12.04	15.78
September 30, 2005	21.06	15.01	20.04
December 30, 2005	22.78	17.49	22.28
March 31, 2006	30.44	22.28	29.25
June 30, 2006	41.66	24.07	30.22
September 29, 2006	31.59	21.63	23.60
December 29, 2006	31.47	20.35	28.44
March 30, 2007	29.49	23.01	24.02
April 2, 2007 - April 25, 2007	26.93	23.77	25.37

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.20 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.99 per cent constitutes interest on the Deposit and 6.21 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Goldcorp

Initial Price:	USD 25.37

Barrier Price:	USD 20.30

Interest Rate:	11.20 per cent per annum

Physical Delivery Amount:	39 shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes		Investment in the Reference Asset
+	100%	11.20%		100.00%
+	90%	11.20%		90.00%
+	80%	11.20%		80.00%
+	70%	11.20%		70.00%
+	60%	11.20%		60.00%
+	50%	11.20%		50.00%
+	40%	11.20%		40.00%
+	30%	11.20%		30.00%
+	20%	11.20%		20.00%
+	10%	11.20%		10.00%
	0%	11.20%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	1.20%	11.20%	-10.00%
-	20%	-8.80%	11.20%	-20.00%
-	30%	-18.80%	N/A	-30.00%
-	40%	-28.80%	N/A	-40.00%
-	50%	-38.80%	N/A	-50.00%
-	60%	-48.80%	N/A	-60.00%
-	70%	-58.80%	N/A	-70.00%
-	80%	-68.80%	N/A	-80.00%
-	90%	-78.80%	N/A	-90.00%
-	100%	-88.80%	N/A	-100.00%

THE GOODYEAR TIRE & RUBBER COMPANY (GT)

Description of THE GOODYEAR TIRE & RUBBER COMPANY

According to publicly available information, The Goodyear Tire & Rubber Company (“Goodyear”), together with its subsidiaries, engages in the development, manufacture, distribution, and sale of tires and related products worldwide. Goodyear manufactures rubber tires for automobiles, trucks, buses, aviation, motorcycle, farm implements, earthmoving equipment, industrial equipment, and various other applications. Goodyear also manufactures and markets a range of rubber and thermoplastic products, which include belts and hoses for motor vehicles; conveyor and power transmission belts; air, water, steam, hydraulic, petroleum, fuel, chemical, and materials handling hose for industrial applications; rubber track for agricultural and construction equipment; anti-vibration products; and tank tracks. Goodyear offers its tires under the Goodyear, Dunlop, Kelly, Fulda, Debica, and Sava brands, as well as under various Goodyear owned house brands, and the private-label brands of certain customers.

Goodyear’s SEC file number is 001-01927.

Historical Performance of Goodyear

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	28.85	20.75	25.57
June 28, 2002	23.96	18.25	18.71
September 30, 2002	18.86	8.03	8.89
December 31, 2002	9.90	6.50	6.81
March 31, 2003	7.33	3.35	5.17
June 30, 2003	7.35	4.55	5.25
September 30, 2003	8.19	4.49	6.57
December 31, 2003	7.94	5.55	7.86
March 31, 2004	11.97	7.06	8.54
June 30, 2004	10.45	7.66	9.09
September 30, 2004	12.00	8.70	10.74
December 31, 2004	15.01	9.15	14.66
March 31, 2005	16.09	13.10	13.35
June 30, 2005	15.46	11.24	14.90
September 30, 2005	18.59	14.60	15.59
December 30, 2005	18.18	12.80	17.38
March 31, 2006	19.31	12.78	14.48
June 30, 2006	15.42	10.35	11.10
September 29, 2006	15.07	9.75	14.50
December 29, 2006	21.35	13.61	20.99
March 30, 2007	32.16	21.40	31.19
April 2, 2007 - April 25, 2007	33.90	30.96	32.44

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.99 per cent constitutes interest on the Deposit and 6.01 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Goodyear

Initial Price:	USD 32.44

Barrier Price:	USD 25.95

Interest Rate:	11.00 per cent per annum

Physical Delivery Amount:	30 shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes		Investment in the Reference Asset
+	100%	11.00%		100.00%
+	90%	11.00%		90.00%
+	80%	11.00%		80.00%
+	70%	11.00%		70.00%
+	60%	11.00%		60.00%
+	50%	11.00%		50.00%
+	40%	11.00%		40.00%
+	30%	11.00%		30.00%
+	20%	11.00%		20.00%
+	10%	11.00%		10.00%
	0%	11.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	1.00%	11.00%	-10.00%
-	20%	-9.00%	11.00%	-20.00%
-	30%	-19.00%	N/A	-30.00%
-	40%	-29.00%	N/A	-40.00%
-	50%	-39.00%	N/A	-50.00%
-	60%	-49.00%	N/A	-60.00%
-	70%	-59.00%	N/A	-70.00%
-	80%	-69.00%	N/A	-80.00%
-	90%	-79.00%	N/A	-90.00%
-	100%	-89.00%	N/A	-100.00%

Sotheby’s (BID)

Description of Sotheby’s

According to publicly available information, Sotheby’s, together with its subsidiaries, operates as an auctioneer of various properties. Sotheby’s operates in three segments: Auction, Finance, and Dealer. The Auction segment auctions fine art, antiques and decorative art, jewelry, and collectibles, as well as engages in brokering private purchases and sale of fine art, antiques and decorative arts, jewelry, and collectibles. The Finance segment offers certain collectors and dealers with financing, primarily secured by works of art that the company has in its possession or permits the borrower to possess; and is involved in licensing activities. The Dealer segment sells works of art directly to private collectors and museums, as well as acts as a broker in private purchases and sales of art. Sotheby's operates principally in the United States, the United Kingdom, and China.

Sotheby’s SEC file number is 001-09750.

Historical Performance of Sotheby’s

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	17.40	12.45	16.05
June 28, 2002	15.95	13.02	14.25
September 30, 2002	14.47	6.88	7.00
December 31, 2002	9.70	6.30	9.00
March 31, 2003	9.60	7.80	9.18
June 30, 2003	9.55	6.42	7.44
September 30, 2003	12.15	7.30	10.82
December 31, 2003	14.24	10.08	13.66
March 31, 2004	15.93	12.17	12.85
June 30, 2004	16.6	12.69	15.96
September 30, 2004	17.23	14.13	15.72
December 31, 2004	19.24	15.10	18.16
March 31, 2005	18.68	15.2	16.96
June 30, 2005	18.24	13.47	13.70
September 30, 2005	18.31	13.65	16.72
December 30, 2005	19.46	15.01	18.36
March 31, 2006	29.30	18.18	29.04
June 30, 2006	33.84	22.78	26.25
September 29, 2006	32.95	25.08	32.24
December 29, 2006	38.64	29.81	31.02
March 30, 2007	44.92	30.22	44.48
April 2, 2007 - April 25, 2007	52.10	44.64	51.80

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.99 per cent constitutes interest on the Deposit and 5.26 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Sotheby’s

Initial Price:	USD 51.80

Barrier Price:	USD 41.44

Interest Rate:	10.25 per cent per annum

Physical Delivery Amount:	19 shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	10.25%		100.00%
+	90%	10.25%		90.00%
+	80%	10.25%		80.00%
+	70%	10.25%		70.00%
+	60%	10.25%		60.00%
+	50%	10.25%		50.00%
+	40%	10.25%		40.00%
+	30%	10.25%		30.00%
+	20%	10.25%		20.00%
+	10%	10.25%		10.00%
	0%	10.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.25%	10.25%	-10.00%
-	20%	-9.75%	10.25%	-20.00%
-	30%	-19.75%	N/A	-30.00%
-	40%	-29.75%	N/A	-40.00%
-	50%	-39.75%	N/A	-50.00%
-	60%	-49.75%	N/A	-60.00%
-	70%	-59.75%	N/A	-70.00%
-	80%	-69.75%	N/A	-80.00%
-	90%	-79.75%	N/A	-90.00%
-	100%	-89.75%	N/A	-100.00%

ALLEGHENY TECHNOLOGIES INCORPORATED (ATI)

Description of ALLEGHENY TECHNOLOGIES INCORPORATED

According to publicly available information, Allegheny Technologies Incorporated (“Allegheny”), through its subsidiaries, engages in the production and sale of specialty metals worldwide. It operates in three segments: High Performance Metals, Flat-Rolled Products, and Engineered Products. The High Performance Metals segment produces, converts, and distributes a range of alloys, including nickel and cobalt-based alloys, and superalloys; titanium and titanium-based alloys; exotic alloys, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty metals, such as ingot, billet, bar, rod, wire, and seamless tube. Allegheny markets its products to aerospace and defense, chemical processing, oil and gas, electrical energy, construction and mining, chemical, automotive, food processing equipment and appliances, machine and cutting tools, power generation, transportation, and medical industries.

Allegheny’s SEC file number is 001-12001.

Historical Performance of Allegheny

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	17.10	14.72	16.54
June 28, 2002	19.10	15.08	15.80
September 30, 2002	15.86	6.20	6.92
December 31, 2002	7.66	5.21	6.23
March 31, 2003	6.85	2.10	2.90
June 30, 2003	7.54	2.88	6.60
September 30, 2003	8.23	5.95	6.55
December 31, 2003	14.00	6.55	13.22
March 31, 2004	13.94	8.64	12.10
June 30, 2004	18.40	9.17	18.05
September 30, 2004	20.50	16.53	18.25
December 31, 2004	23.48	14.22	21.67
March 31, 2005	26.35	17.3	24.11
June 30, 2005	26.40	19.21	22.06
September 30, 2005	31.38	21.58	30.98
December 30, 2005	36.66	26.12	36.08
March 31, 2006	62.25	35.47	61.18
June 30, 2006	87.50	54.78	69.24
September 29, 2006	70.38	55.00	62.19
December 29, 2006	98.72	59.82	90.68
March 30, 2007	110.00	85.10	106.69
April 2, 2007 - April 25, 2007	119.70	106.32	112.89

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.99 per cent constitutes interest on the Deposit and 5.01 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Allegheny

Initial Price:	USD 112.89

Barrier Price:	USD 84.67

Interest Rate:	10.00 per cent per annum

Physical Delivery Amount:	8 shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	10.00%		100.00%
+	90%	10.00%		90.00%
+	80%	10.00%		80.00%
+	70%	10.00%		70.00%
+	60%	10.00%		60.00%
+	50%	10.00%		50.00%
+	40%	10.00%		40.00%
+	30%	10.00%		30.00%
+	20%	10.00%		20.00%
+	10%	10.00%		10.00%
	0%	10.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.00%	10.00%	-10.00%
-	20%	-10.00%	10.00%	-20.00%
-	30%	-20.00%	N/A	-30.00%
-	40%	-30.00%	N/A	-40.00%
-	50%	-40.00%	N/A	-50.00%
-	60%	-50.00%	N/A	-60.00%
-	70%	-60.00%	N/A	-70.00%
-	80%	-70.00%	N/A	-80.00%
-	90%	-80.00%	N/A	-90.00%
-	100%	-90.00%	N/A	-100.00%

LYONDELL CHEMICAL COMPANY (LYO)

Description of LYONDELL CHEMICAL COMPANY

According to publicly available information, Lyondell Chemical Company (“Lyondell”), through its subsidiaries, engages in the manufacture and sale of chemicals and plastics, production of fuel products, and refining of heavy and high-sulfur crude oil worldwide. Lyondell operates in four segments: Ethylene, Co-Products, and Derivatives (EC&D); Propylene Oxide and Related Products (PO&RP); Refining; and Inorganic Chemicals. The EC&D segment produces ethylene; ethylene co-products, such as propylene, butadiene, and aromatics; and derivatives, including polyethylene, ethylene oxide (EO), ethylene glycol. The PO&RP segment produces propylene oxide (PO); PO co-products, such as styrene monomer and tertiary butyl alcohol and PO derivatives. The Refining segment produces refined petroleum products, including gasoline, ultra low sulfur diesel, jet fuel, and lubricants, as well as aromatics. The Inorganic Chemicals segment produces titanium dioxide, titanium tetrachloride, titanyl sulfate, ultra-fine TiO2, and various inorganic chemicals. Lyondell’s products are used in clothing, food packaging, household furnishings, detergents, cosmetics, automotive parts, construction and home-building materials, paints and coatings, gasoline, and other applications.

Lyondell’s SEC file number is 001-10145.

Historical Performance of Lyondell

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	17.59	12.07	16.61
June 28, 2002	17.47	13.65	15.10
September 30, 2002	15.25	11.14	11.94
December 31, 2002	14.83	10.33	12.64
March 31, 2003	14.46	10.96	13.95
June 30, 2003	16.12	13.50	13.53
September 30, 2003	16.10	12.53	12.78
December 31, 2003	17.10	12.45	16.95
March 31, 2004	19.14	14.58	14.84
June 30, 2004	17.64	14.80	17.39
September 30, 2004	22.70	16.51	22.46
December 31, 2004	29.59	20.90	28.92
March 31, 2005	35.65	26.80	27.92
June 30, 2005	28.87	22.30	26.42
September 30, 2005	29.81	24.01	28.62
December 30, 2005	29.00	23.36	23.82
March 31, 2006	25.36	18.86	19.90
June 30, 2006	26.66	19.56	22.66
September 29, 2006	26.14	20.99	25.37
December 29, 2006	27.60	23.50	25.57
March 30, 2007	33.58	24.10	29.97
April 2, 2007 - April 25, 2007	33.14	29.91	32.69

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.99 per cent constitutes interest on the Deposit and 5.01 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Lyondell

Initial Price:	USD 32.69

Barrier Price:	USD 26.15

Interest Rate:	10.00 per cent per annum

Physical Delivery Amount:	30 shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	10.00%		100.00%
+	90%	10.00%		90.00%
+	80%	10.00%		80.00%
+	70%	10.00%		70.00%
+	60%	10.00%		60.00%
+	50%	10.00%		50.00%
+	40%	10.00%		40.00%
+	30%	10.00%		30.00%
+	20%	10.00%		20.00%
+	10%	10.00%		10.00%
	0%	10.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.00%	10.00%	-10.00%
-	20%	-10.00%	10.00%	-20.00%
-	30%	-20.00%	N/A	-30.00%
-	40%	-30.00%	N/A	-40.00%
-	50%	-40.00%	N/A	-50.00%
-	60%	-50.00%	N/A	-60.00%
-	70%	-60.00%	N/A	-70.00%
-	80%	-70.00%	N/A	-80.00%
-	90%	-80.00%	N/A	-90.00%
-	100%	-90.00%	N/A	-100.00%